Exhibit 1

TERMS AGREEMENT
Debt Securities

American Express Company
200 Vesey Street
New York, New York 10285
Attention: Treasurer

Dear Sirs:

We (the “Representative(s)”) understand that American Express Company, a New York corporation (the “Company”), proposes to issue and sell $1,500,000,000 aggregate principal amount of 2.200% Notes due October 30, 2020 (the “2020 Fixed Rate Notes”), $500,000,000 aggregate principal amount of Floating Rate Notes due October 30, 2020 (the “Floating Rate Notes”) and $1,650,000,000 aggregate principal amount of 3.000% Notes due October 30, 2024 (the “2024 Fixed Rate Notes” and, together with the 2020 Fixed Rate Notes and the Floating Rate Notes, the “Securities”).  Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named in Schedule I hereto (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Securities set forth therein opposite their respective names at 99.620% of the principal amount of the 2020 Fixed Rate Notes, 99.750% of the principal amount of the Floating Rate Notes and 99.537% of the principal amount of the 2024 Fixed Rate Notes, together with accrued interest, if any, thereon from October 30, 2017 to the Closing Date.  The Closing Date shall be at 9:30 A.M. on October 30, 2017 at the offices of Cleary Gottlieb Steen & Hamilton LLP, Counsel for the Underwriters.

The Securities shall have the terms set forth in Schedule II hereto.

All the provisions contained in the document entitled “American Express Company—Debt Securities—Underwriting Agreement Basic Provisions” and filed with the Commission on October 2, 2015 (the “Basic Provisions”), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement, except as provided herein, to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

For purposes of the Basic Provisions, “Applicable Time” with respect to this Terms Agreement, shall mean 6:30 P.M., New York City time, on the date of this agreement.

For purposes of Section 13 of the Basic Provisions, the address for notices or communications to the Representatives shall be:

in the case of notices to Barclays Capital Inc.:

745 Seventh Avenue
New York, New York 10019
Facsimile: (646) 834-8133
Attention: Syndicate Registration

in the case of notices to Deutsche Bank Securities Inc.:

60 Wall Street
New York, New York 10005
Facsimile: 646-374-1071
Attention: Debt Capital Markets Syndicate

with a copy to:

60 Wall Street
New York, New York 10005
Attention: General Counsel, 26th Floor

in the case of notices to Mizuho Securities USA LLC:

320 Park Avenue
New York, New York 10022
Facsimile: 212-205-7812
Attention: Debt Capital Markets

in the case of notices to RBC Capital Markets, LLC:

200 Vesey Street
New York, New York 10281
Facsimile: 212-658-6137
Attention: DCM Transaction Management

in the case of notices to Wells Fargo Securities, LLC:

550 South Tyron Street, 5th Floor
Charlotte, North Carolina 28202
Facsimile: 704-410-0326
Attention: Transaction Management

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

“We hereby accept your offer, set forth in the Terms Agreement, dated October 23, 2017, to purchase the Securities on the terms set forth therein.”

2

Accepted:

BARCLAYS CAPTIAL INC.

By:	/s/ Paige Maire
Title: Managing Director

(Signatures continue on the following page)

DEUTSCHE BANK SECURITIES INC.

By	/s/ Mary Hardgrove
Title: Managing Director

By	/s/ Jared Birnbaum
Title: Managing Director

(Signatures continue on the following page)

MIZUHO SECURITIES USA INC.

By	/s/ Robert Fahrbach
Title: Managing Director

(Signatures continue on the following page)

RBC CAPITAL MARKETS, LLC

By	/s/ Laura Drumm
Title: Managing Director

(Signatures continue on the following page)

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Title: Director

(Signatures continue on the following page)

Accepted:

American Express Company

By	/s/ David L. Yowan
Title: Executive Vice President and Corporate Treasurer

[Signature Page to Terms Agreement]

SCHEDULE I

Name	Principal Amount of 2020 Fixed Rate Notes	Principal Amount of Floating Rate Notes	Principal Amount of 2024 Fixed Rate Notes
Barclays Capital Inc.	$240,000,000	$80,000,000	$264,000,000
Deutsche Bank Securities Inc.	$240,000,000	$80,000,000	$264,000,000
Mizuho Securities USA LLC	$165,000,000	$55,000,000	$181,500,000
RBC Capital Markets, LLC	$240,000,000	$80,000,000	$264,000,000
Wells Fargo Securities, LLC	$240,000,000	$80,000,000	$264,000,000
Lloyds Securities Inc.	$66,000,000	$22,000,000	$72,600,000
MUFG Securities Americas Inc.	$66,000,000	$22,000,000	$72,600,000
RBS Securities Inc.	$66,000,000	$22,000,000	$72,600,000
TD Securities (USA) LLC	$66,000,000	$22,000,000	$72,600,000
U.S. Bancorp Investments, Inc.	$66,000,000	$22,000,000	$72,600,000
Castle Oak Securities, L.P.	$11,250,000	$3,750,000	$12,375,000
Drexel Hamilton, LLC	$11,250,000	$3,750,000	$12,375,000
RedTail Capital Markets, LLC	$11,250,000	$3,750,000	$12,375,000
R. Seelaus & Co., Inc.	$11,250,000	$3,750,000	$12,375,000
Total	$1,500,000,000	$500,000,000	$1,650,000,000

SCHEDULE II

1.                                      Final Term Sheet, substantially in the form attached as Exhibit A to Schedule II, as filed with the Commission pursuant to Rule 433, and dated October 23, 2017, in respect of the $1,500,000,000 2.200%  Notes due October 30, 2020

2.                                      Final Term Sheet, substantially in the form attached as Exhibit B to Schedule II, as filed with the Commission pursuant to Rule 433, and dated October 23, 2017, in respect of the $500,000,000 Floating Rate Notes due October 30, 2020

3.                                      Final Term Sheet, substantially in the form attached as Exhibit C to Schedule II, as filed with the Commission pursuant to Rule 433, and dated October 23, 2017, in respect of the $1,650,000,000 3.000%  Notes due October 30, 2024

Issuer Free Writing Prospectus
Filed pursuant to Rule 433
Registration No. 333-207239

AMERICAN EXPRESS COMPANY
$1,500,000,000
2.200% NOTES DUE OCTOBER 30, 2020

Terms and Conditions

Issuer:	American Express Company

Expected Ratings(1):	[Reserved]

Ranking:	Senior unsecured

Trade Date:	October 23, 2017

Settlement Date:

October 30, 2017 (T+5 days). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof or the next two business days will be required, because the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade the Notes on the date hereof or the next two business days, you should consult your own advisors.

Maturity Date:	October 30, 2020

Par Amount:	$1,500,000,000

Benchmark Treasury:	1.625% due October 15, 2020

Benchmark Treasury Price and Yield:	99-25+; 1.695%

Re-offer Spread to Benchmark:	+55 bps

Re-offer Yield:	2.245%

Coupon:	2.200%

Public Offering Price:	99.870%

Underwriters’ Commission:	0.250%

Net Proceeds to American Express:	$1,494,300,000 (before expenses)

Interest Payment Dates:	The 30th of each April and October, beginning April 30, 2018

Day Count:	30 / 360

Redemption:

American Express Company may redeem the notes, in whole or in part, on or after the date that is 31 days prior to the Maturity Date at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption. The notes may be redeemed prior to the date that is 31 days prior to the maturity date if certain events occur involving United States taxation

Listing:	The notes will not be listed on any exchange

Minimum Denominations/Multiples:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	025816BP3

ISIN:	US025816BP35

Joint Book-Running Managers:	Barclays Capital Inc.
Deutsche Bank Securities Inc.
Mizuho Securities USA LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

Co-Managers:	Lloyds Securities Inc. MUFG Securities Americas Inc. RBS Securities Inc. TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

Junior Co-Managers:	Castle Oak Securities, L.P. Drexel Hamilton, LLC RedTail Capital Markets, LLC R. Seelaus & Co., Inc.

(1) An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The issuer has filed a registration statement (including a base prospectus dated October 2, 2015) and a preliminary prospectus supplement, dated October 23, 2017, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, Mizuho Securities USA LLC at 1-866-271-7403, RBC Capital Markets, LLC at 1-866-375-6829, or Wells Fargo Securities, LLC at 1-800-645-3751.

Issuer Free Writing Prospectus
Filed pursuant to Rule 433
Registration No. 333-207239

AMERICAN EXPRESS COMPANY
$500,000,000
FLOATING RATE NOTES DUE OCTOBER 30, 2020

Terms and Conditions

Issuer:	American Express Company

Expected Ratings(1):	[Reserved]

Ranking:	Senior unsecured

Trade Date:	October 23, 2017

Settlement Date:

October 30, 2017 (T+5 days). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof or the next two business days will be required, because the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade the Notes on the date hereof or the next two business days, you should consult your own advisors.

Maturity Date:	October 30, 2020

Par Amount:	$500,000,000

Day Count:	Actual / 360

Base Rate:	Three-Month LIBOR (Reuters)

Spread:	+33 bps

Public Offering Price:	100%

Underwriters’ Commission:	0.250%

Net Proceeds to American Express:	$498,750,000 (before expenses)

Interest Payment Dates and Interest Reset Dates:

Interest on the notes is payable on January 30, April 30, July 30, and October 30 of each year, beginning January 30, 2018.

If any Interest Payment Date (other than the maturity date) is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day

Interest Periods:

Quarterly. The initial period will be the period from, and including the Settlement Date to, but excluding January 30, 2018, the initial Interest Payment Date. The subsequent interest periods will be the periods from, and including the applicable Interest Payment Date to, but excluding, the next Interest Payment Date or the Maturity Date, as applicable

Interest Determination Dates:	Second London banking day prior to applicable Interest Reset Date

Redemption:

American Express Company may redeem the notes, in whole or in part, on or after the date that is 31 days prior to the Maturity Date at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption. The notes may be redeemed prior to the date that is 31 days prior to the maturity date if certain events occur involving United States taxation

Listing:	The notes will not be listed on any exchange

Minimum Denominations/Multiples:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	025816BQ1

ISIN:	US025816BQ18

Joint Book-Running Managers:	Barclays Capital Inc.
Deutsche Bank Securities Inc.
Mizuho Securities USA LLC
RBC Capital Markets, LLC Wells Fargo Securities, LLC

Co-Managers:	Lloyds Securities Inc. MUFG Securities Americas Inc.

RBS Securities Inc. TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

Junior Co-Managers:	Castle Oak Securities, L.P. Drexel Hamilton, LLC RedTail Capital Markets, LLC R. Seelaus & Co., Inc.

(1)  An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate.  The rating of the notes should be evaluated independently from similar ratings of other securities.  A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The issuer has filed a registration statement (including a base prospectus dated October 2, 2015) and a preliminary prospectus supplement, dated October 23, 2017, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, Mizuho Securities USA LLC at 1-866-271-7403, RBC Capital Markets, LLC at 1-866-375-6829, or Wells Fargo Securities, LLC  at 1-800-645-3751.

Issuer Free Writing Prospectus
Filed pursuant to Rule 433
Registration No. 333-207239

AMERICAN EXPRESS COMPANY
$1,650,000,000
3.000% NOTES DUE OCTOBER 30, 2024

Terms and Conditions

Issuer:	American Express Company

Expected Ratings(1):	[Reserved]

Ranking:	Senior unsecured

Trade Date:	October 23, 2017

Settlement Date:

October 30, 2017 (T+5 days). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof or the next two business days will be required, because the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade the Notes on the date hereof or the next two business days, you should consult your own advisors

Maturity Date:	October 30, 2024

Par Amount:	$1,650,000,000

Benchmark Treasury:	2.125% due September 30, 2024

Benchmark Treasury Price and Yield:	99-14+; 2.210%

Re-offer Spread to Benchmark:	+80 bps

Re-offer Yield:	3.010%

Coupon:	3.000%

Public Offering Price:	99.937%

Underwriters’ Commission:	0.400%

Net Proceeds to American Express:	$1,642,360,500 (before expenses)

Interest Payment Dates:	The 30th of each April and October, beginning April 30, 2018

Day Count:	30 / 360

Redemption:

American Express Company may redeem the notes, in whole or in part, on or after the date that is 31 days prior to the Maturity Date at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption. The notes may be redeemed prior to the date that is 31 days prior to the maturity date if certain events occur involving United States taxation

Listing:	The notes will not be listed on any exchange

Minimum Denominations/Multiples:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	025816BR9

ISIN:	US025816BR90

Joint Book-Running Managers:	Barclays Capital Inc.
Deutsche Bank Securities Inc.
Mizuho Securities USA LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

Co-Managers:	Lloyds Securities Inc. MUFG Securities Americas Inc. RBS Securities Inc. TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

Junior Co-Managers:	Castle Oak Securities, L.P. Drexel Hamilton, LLC RedTail Capital Markets, LLC R. Seelaus & Co., Inc.

(1) An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The issuer has filed a registration statement (including a base prospectus dated October 2, 2015) and a preliminary prospectus supplement, dated October 23, 2017, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, Mizuho Securities USA LLC at 1-866-271-7403, RBC Capital Markets, LLC at 1-866-375-6829, or Wells Fargo Securities, LLC at 1-800-645-3751.